FLORIDA COMMUNITY BANKS, INC.
2005 ANNUAL SHAREHOLDERS' MEETING
"Rooted in History...Growing the Future."


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WELCOME TO THE 2005 ANNUAL MEETING OF SHAREHOLDERS

o        YOUR BANK IS GROWING
o        YOUR BANK IS PERFORMING
o        YOUR BANK CONTINUES TO PLAN FOR THE FUTURE


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GROWTH HIGHLIGHTS

o ASSETS GREW FROM $525 MILLION AT END OF 2003 TO $660 AT THE END OF 2004 o ASSETS REACHED $727 MILLION AT MARCH 31, 2005

o    LOANS AND DEPOSITS CONTINUE TO GROW AT RECORD LEVELS

o LOANS AT YEAR END 2003 WERE $429 MILLION AND GREW TO $542 MILLION BY YEAR END 2004, REACHING $600 MILLION BY MARCH 31, 2005

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PERFORMANCE

o    ONE OF THE BEST PERFORMING BANKS IN FLORIDA

o    RETURN  ON  AVERAGE  ASSETS  WAS  2.05%  IN 2004 AND  2.33% IN 2005  (FIRST
     QUARTER)

o    RETURN ON AVERAGE  EQUITY  WAS 26.  09% IN 2004 AND  29.43% IN 2005  (FIRST
     QUARTER)


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PLANNING FOR THE FUTURE

o    STRUCTURING MANAGEMENT FOR $1 BILLION IN SIZE AND BEYOND

o    CONSIDERING EXPANSION OPPORTUNITIES IN NEW COUNTIES

o    RELOCATION OF BOOKKEEPING DEPARTMENT

o    TRAINING FACILITIES ADDED IN LEHIGH ACRES OFFICE


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PLANNING FOR THE FUTURE

o    OUR NORTH CAPE OFFICE IS NOW OPEN FOR BUSINESS

o    ZONING COMPLETED FOR NEW VALENCIA OFFICE

o    PLANNING FOR FCB OFFICE EAST OF FT. MYERS


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HISTORICAL PERSPECTIVE

o    GROWTH INDICATORS

o    QUALITY INDICATORS

o    PERFORMANCE INDICATORS



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HIGHLIGHTS OF 2004

o    RECORD EARNINGS--$12.2 MILLION

o    HIGHEST ROE IN PAST 5 YEARS--25.3%

o    28% INCREASE IN ROA OVER 2003--2.08%

o    ASSETS AND LOANS HAVE DOUBLED IN THE LAST FOUR YEARS